Exhibit 99.1
[WMZ LOGO]

Williams Pipeline Partners L.P.
Special Meeting of Unitholders
, 2010
a.m. Central time
One Williams Center
Tulsa, Oklahoma 74172

PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS.
You can vote by telephone or Internet 24 hours a day, 7 days a week.
Using a black ink pen, mark your vote with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card	[Validation numbers]

A.	Proposals
The Board of Directors recommends a vote “FOR” Proposal 1 below.

		For	Against	Abstain
1.	To approve and adopt the Agreement and Plan of Merger dated as of May 24, 2010 by and among Williams Partners L.P., Williams Partners GP LLC, Williams Partners Operating LLC, WPZ Operating Company Merger Sub LLC (the “Merger Sub”), Williams Pipeline Partners L.P. and Williams Pipeline GP LLC, as it may be amended from time to time (the “Merger Agreement”), and the merger of the Merger Sub with and into Williams Pipeline Partners L.P. contemplated by the Merger Agreement.	☐	☐	☐
2.	To transact such other business as may properly come before the special meeting or any adjournment of the meeting.

B.	Authorized Signatures — Sign and Date Here — This section must be completed for your vote to be counted.
The signer hereby revokes all proxies previously given by the signer to vote at said Special Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature in box.	Signature 2 – Please keep signature in box.

Proxy — Williams Pipeline Partners L.P.
Proxy Solicited on Behalf of the Board of Directors of Williams Pipeline GP LLC, the General Partner of Williams Pipeline Partners L.P., for the Special Meeting of Unitholders on                 , 2010.
The undersigned unitholder of Williams Pipeline Partners L.P. (“Williams Pipeline Partners”) hereby appoints STEVEN J. MALCOLM, DONALD R. CHAPPEL and JAMES J. BENDER, jointly and severally with full power of substitution, as proxies to represent and to vote all of the Limited Partner common units of Williams Pipeline Partners that the undersigned is entitled to vote at the Special Meeting of Unitholders of Williams Pipeline Partners to be held on the       day of                 , 2010, and at any and all adjournments thereof, on all matters coming before said meeting.
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE MATTER REFERENCED ON THE REVERSE SIDE HEREOF.
Voting Instructions
Votes by telephone or Internet must be received by       a.m. Central Time, on                 , 2010.

[picture of computer]		[picture of telephone]		[picture of mailbox]
To Vote by Internet		To Vote by Telephone		To Vote by Mail

•	Go to the following web site:	•	Call toll free in the United States or	•	Mark, sign and date the proxy card.
			Canada any time on a touch tone telephone.	•	Return the proxy card in the postage-paid
•	Follow the steps outlined on the secured website	•	Follow the instructions provided by the recorded		envelope provided.
			message.	•	If you vote by telephone or the Internet, please
DO NOT mail back this proxy card.

THANK YOU FOR VOTING